Exhibit 10.1

SECOND EXTENSION NOTICE AND AGREEMENT

This Second Extension Notice and Agreement (this "Agreement") is entered into on this 30th day of May 2002, by and among Gottschalks Credit Receivables Corporation ("GCRC") in its capacity as Depositor under the Amended and Restated Series 2000-1 Supplement ("the "2000-1 Supplement") dated November 15, 2001 to the Pooling and Servicing Agreement dated March 1, 1999, as amended (the "Pooling and Servicing Agreement"), Gottschalks Inc. ("Gottschalks") in its capacity as Servicer under the 2000-1 Supplement, DEUTSCHE BANK TRUST COMPANY AMERICAS (f/k/a Bankers Trust Company) in its capacity as Trustee under the 2000-1 Supplement (the "Trustee"), Warehouse Line Advisors Inc. ("Warehouse") in its capacity as holder (through its nominee, Tice & Co.) of 50% of the Variable Base Certificates and Bank Hapoalim B.M. ("Hapoalim" and together with Warehouse, the "Holders") in its capacity as holder of 50% of the Variable Base Certificates (GCRC, Gottschalks, the Trustee and the Holders, collectively, the "Parties"). Capitalized terms used herein and not otherwise defined shall have the meaning ascribed thereto in the Pooling and Servicing Agreement and the 2000-1 Supplement.

WHEREAS, the Commitment Period associated with the Variable Base Certificates is set to expire on October 31, 2002, unless such period is reextended pursuant to Section 6.2 of the 2000-1 Supplement; and

WHEREAS, the Parties desire to reextend the Commitment Period until the close of business on July 31, 2003.

NOW, THEREFORE, in consideration of the foregoing, other good and valuable consideration, and the mutual terms and covenants contained herein, and pursuant to the provisions of the 2000-1 Supplement, the Parties hereto agree as follows:

  Extension of the Commitment Period Pursuant to Section 6.2 of the 2000-1 Supplement.

      Notices, Instructions and Agreement to Extend. Pursuant to Section 6.2(a) of the 2000-1 Supplement, notice is hereby given to the Trustee and the Holders, and the Parties instruct and agree as follows:

        The Commitment Period is currently scheduled to expire on October 31, 2002.

        The Trustee and the Holders are hereby notified that they have the option to reextend the Commitment Period and that, if such offer is accepted, the reextended Commitment Period will expire on July 31, 2003.

        The Parties hereby agree to reextend the Commitment Period until July 31, 2003.

        The Parties hereto hereby waive the requirements of delivery of notice and for instructions 120 and 100 days prior to the last day of the current Commitment Period, respectively, and agree that all notice and timing conditions for the offer of the option to extend, the agreement to extend and the delivery of the necessary Officer's Certificate and Rating Agency letter are either satisfied or waived hereby.

        As required by Section 6.2(a)(i) of the 2000-1 Supplement, the Trustee is hereby instructed by GCRC to agree to the reextension of the Commitment Period until July 31, 2003 and the Trustee does so agree to such reextension pending the satisfaction of the conditions precedent set forth in Section 6.2(a) of the 2000-1 Supplement as contemplated by Sections 1.2 and 1.3 hereof.

      Officer's Certificate. Attached as Exhibit A is the form of Officer's Certificate to be delivered to the Trustee certifying that the conditions precedent to the reextension of the Commitment Period stated in Section 6.2(b) of the 2000-1 Supplement have been satisfied.

      Rating Agency. Attached as Exhibit B is the form of written confirmation from the Rating Agency to be delivered to the Trustee stating that the Rating Agency will not downgrade, withdraw or modify its rating of any other Variable Base Certificates or certificates of any other Series solely because of the reextension of the Commitment Period contemplated herein.

      Extension. Upon execution of this Agreement by the Parties and the delivery to the Trustee of the Officer's Certificate and Rating Agency letter described above, the Commitment Period shall be reextended until July 31, 2003.

  Extension of the Revolving Period and Other Relevant Periods

      Revolving Period. As provided in the definition of Revolving Period in Section 2.1 of the 2000-1 Supplement, the Revolving Period is hereby extended until July 31, 2003 in connection with the reextension of the Commitment Period.

      Controlled Amortization Period. Notwithstanding any provision to the contrary in the 2000-1 Supplement, the Controlled Amortization Period shall begin on August 1, 2003.

  Miscellaneous

      No Alteration. Except as expressly stated in this Agreement, nothing in this Agreement shall alter, modify or change any of the respective rights, duties or obligations of any of the Parties under the Pooling and Servicing Agreement, the 2000-1 Supplement or the Variable Base Certificates, including, but not limited to, all of the rights, duties and obligations provided for in Section 6.2 of the 2000-1 Supplement.

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IN WITNESS WHEREOF, the Parties have caused this Extension Notice and Agreement to be duly executed by their respective officers as of the day and year first written above.

GOTTSCHALKS CREDIT RECEIVABLES CORPORATION, as Depositor

By: /s/ Michael S. Geele

$#9;Title: President

GOTTSCHALKS INC., as Servicer

By: /s/ Michael S. Geele

Title: Senior Vice President, Chief Financial Officer

DEUTSCHE BANK TRUST COMPANY AMERICAS (f/k/a Bankers Trust Company), not in its individual capacity but solely as Trustee

By: /s/Jenna Kaufman

Title: Vice President

WAREHOUSE LINE ADVISORS INC., as a Holder

By: /s/ Joseph A. Lorusso

Title: Manager

BANK HAPOALIM B.M., as a Holder

By: /s/ James P. Surless

Title: Vice President

EXHIBIT A

FORM OF OFFICER'S CERTIFICATE

GOTTSCHALKS, INC.

Officer's Certificate

I, Michael S. Geele, the Senior Vice President and Chief Financial Officer of Gottschalks Inc., a Delaware corporation (the "Company"), am authorized to execute and deliver this certificate (the "Certificate") on behalf of the Company and do further certify that as of May 30, 2002:

1. This Certificate is furnished in connection with the reextension of the Commitment Period as provided for in (a) Section 6.2 of the Amended and Restated Series 2000-1 Supplement ("the "2000-1 Supplement") dated November 15, 2001 to the Pooling and Servicing Agreement dated March 1, 1999, as amended (the "Pooling and Servicing Agreement"), each among Gottschalks Credit Receivables Corporation ("GCRC"), the Company and Deutsche Bank Trust Company Americas (f/k/a Bankers Trust Company), a New York banking corporation, as Trustee (the "Trustee") and (b) the Second Extension Notice and Agreement, dated May 30, 2002, among GCRC, the Company, the Trustee, Warehouse Line Advisors Inc. and Bank Hapoalim B.M. (the "Extension Notice and Agreement"). Capitalized terms used herein and not otherwise defined shall have the meaning ascribed thereto in the Pooling and Servicing Agreement and the 2000-1 Supplement.

2. No Early Amortization Event has occurred and is continuing or will occur as a result of the reextension of the Commitment Period as provided for in the Extension Notice and Agreement.

3. The last day of the reextended Commitment Period as provided for in the Extension Notice and Agreement is not later than 364 days after the last day of the Commitment Period being reextended by such agreement.

4. The last day of the reextended Commitment Period as provided for in the Extension Notice and Agreement is not later than July 31, 2003.

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IN WITNESS WHEREOF, I have hereunto set my hand as of the day and year first written above.

Gottschalks Inc.

By: /s/ Michael S. Geele

Title: Senior Vice President and Chief Financial Officer

EXHIBIT B

FORM OF RATING AGENCY LETTER

May 30, 2002

Gottschalks Credit Receivables Corporation

7 River Park Place East

Fresno, California 93720

Gottschalks Inc.

7 River Park Place East

Fresno, California 93720

Deutsche Bank Trust Company Americas

60 Wall Street

New York, New York 10005

Re: Gottschalks Credit Card Master Trust, Series 2000-1
Extension of Commitment Period

Ladies and Gentlemen:

We have reviewed (a) the Amended and Restated Series 2000-1 Supplement ("the "2000-1 Supplement") dated November 15, 2001 to the Pooling and Servicing Agreement dated March 1, 1999, as amended (the "Pooling and Servicing Agreement"), each by and among Gottschalks Credit Receivables Corporation, as Depositor, Gottschalks Inc., as Servicer, and Deutsche Bank Trust Company Americas (f/k/a Bankers Trust Company), as trustee (the "Trustee"), (b) the proposed Second Extension Notice and Agreement by and among Gottschalks Credit Receivables Corporation, Gottschalks Inc., the Trustee, Warehouse Line Advisors Inc. and Bank Hapoalim B.M. (the "Extension Notice and Agreement") and (c) any other documents we considered relevant in connection with the Gottschalks Credit Card Master Trust Fixed Base Credit Card Certificates, Series 1999-1 (the "Series 1999-1 Certificates") and the Gottschalks Credit Card Master Trust Variable Base Credit Card Certificates, Series 2000-1 (the "Series 2000-1 Certificates").

Please be advised that Fitch IBCA confirms that the execution of the Extension Notice and Agreement and the reextension of the Commitment Period as contemplated thereby will not result in a downgrade, withdrawal or modification of the ratings assigned to the Series 1999-1 Certificates or the Series 2000-1 Certificates.

We are pleased to have had the opportunity to be of service to you. If we can be of further assistance, please do not hesitate to contact us.

Very truly yours,